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                                  EXHIBIT 24


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                                POWER OF ATTORNEY

Each of the undersigned officers and directors of Loral Space & Communications Ltd. hereby severally constitutes and appoints Bernard L. Schwartz, Gregory J. Clark, Michael P. DeBlasio, Eric J. Zahler, Nicholas C. Moren and Harvey B. Rein, and each of them as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign this Registration Statement or Form S-8 covering 6,000,000 shares of Common Stock issuable under the Loral Space & Communications Ltd. 1996 Stock Option Plan and any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.


      Signatures                           Title                      Date
      ----------                           -----                      ----

/s/ Bernard L. Schwartz         Chairman of the Board, Chief      June 9, 1998
----------------------------    Executive Officer and Director
Bernard L. Schwartz             (Principal Executive Officer)

/s/ Howard Gittis               Director                          June 9, 1998
----------------------------
Howard Gittis

/s/ Robert B. Hodes             Director                          June 9, 1998
----------------------------
Robert B. Hodes

/s/ Gershon Kekst               Director                          June 9, 1998
----------------------------
Gershon Kekst

/s/ Charles Lazarus             Director                          June 9, 1998
----------------------------
Charles Lazarus

/s/ Malvin A. Ruderman          Director                          June 9, 1998
----------------------------
Malvin A. Ruderman

/s/ E. Donald Shapiro           Director                          June 9, 1998
----------------------------
E. Donald Shapiro

/s/ Arthur L. Simon             Director                          June 9, 1998
----------------------------
Arthur L. Simon


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/s/ Daniel Yankelovich          Director                          June 9, 1998
----------------------------
Daniel Yankelovich

/s/ Michael P. DeBlasio         First Senior Vice President       June 9, 1998
----------------------------    and Chief Financial Officer
Michael P. DeBlasio             (Principal Financial Officer)

/s/ Harvey B. Rein              Vice President and Controller     June 9, 1998
----------------------------    (Principal Accounting Officer)
Harvey B. Rein